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                                 May 19, 1998


          RE: MAY 29, 1998 - ANNUAL MEETING - YOUR VOTE IS IMPORTANT


Dear Fellow Shareholder:

According to our latest records, we have not received your proxy for the important annual meeting of shareholders to be held on May 29, 1998. Please remember that proposals (1) and (2) require the affirmative vote of 66.77% and 66.66%, respectively, of the issued and outstanding shares, therefore your vote is extremely important. At this meeting, shareholders will be asked (i) to
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ratify (a) the adoption of an amendment to the Company's Articles of
Incorporation increasing the number of authorized shares of stock from 25,002,667 to 75,000,000 (the "Charter Amendment") and (b) the issuance of shares of common stock in excess of the number authorized prior to giving effect to the Charter Amendment; (ii) to consider a proposal to change the Company's state of incorporation from Alabama to Delaware; and (iii) to elect six (6) directors to serve until the next annual meeting of shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS SET FORTH IN THE PROXY.

IT IS ALSO IMPORTANT TO NOTE THAT INSTITUTIONAL SHAREHOLDERS SERVICES, AN INDEPENDENT SHAREHOLDER ADVISORY SERVICE, HAS RECOMMENDED THAT SHAREHOLDERS VOTE FOR ALL THE PROPOSALS.
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REMEMBER, IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST
PROPOSALS (1) AND (2). Consequently, your vote is very important no matter how many or few shares you own. Please take a moment to sign, date and return the enclosed form of proxy today in the enclosed postage-paid envelope.


                                    Sincerely,


                                    Harold Ruttenberg
                                    Chairman of the Board, President
                                    and Chief Executive Officer
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             [LETTERHEAD OF GEORGESON & COMPANY INC. APPEARS HERE]

May 11, 1998

Dear Shareholder:

Georgeson & Company would like to thank you for returning your proxy card for the Annual Meeting of Shareholders for Just For Feet, Inc. on May 29, 1998.

Unfortunately, you neglected to sign the card, making it invalid. We are returning the card for your signature and hope that you will return it to us as soon as possible. Due to the approaching meeting date, your promptness would be greatly appreciated.

Thank you, once again!

Sincerely,

GEORGESON & COMPANY INC.
(Proxy Tabulator for Just For Feet, Inc.)